Exhibit 23.3

CONSENT OF INDEPENDENT REGISTED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated March 29, 2002 in the Registration Statement (Form SB-2/A-6 No. 333-130429) and related Prospectus of Nayna Networks, Inc. (a development stage company) for the registration of 358,160,684 shares of its common stock.

/s/ Ernst & Young LLP

San Jose, California
October 24, 2006